Exhibit 99.1

      Annaly Mortgage Management, Inc. Announces 3rd Quarter 2005 Earnings


     NEW YORK--(BUSINESS WIRE)--Oct. 26, 2005--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported net income for the quarter ended September 30, 2005 of $21.2 million, or $0.14 basic net income per share available to common shareholders, as compared to $66.6 million or $0.53 basic net income per share available to common shareholders for the quarter ended September 30, 2004 and $47.0 million, or $0.36 basic net income per share available to common shareholders for the quarter ended June 30, 2005.
     The Company was able to provide an annualized return on average equity of 5.20% for the quarter ended September 30, 2005, as compared to 16.59% for the quarter ended September 30, 2004 and 11.36% for the quarter ended June 30, 2005. Common dividends declared for the quarter ended September 30, 2005 were $0.13 per share, as compared to $0.50 per share for the quarter ended September 30, 2004 and $0.36 per share for the quarter ended June 30, 2005. The annualized dividend yield on common stock for the quarter, based on the September 30, 2005 closing price of $12.95, was 4.02%.
     "The third quarter was a continuation of the unfavorable market conditions we have been highlighting in past conference calls and earnings and dividend releases," said Michael A.J. Farrell, Chairman, Chief Executive Officer and President of the Company. "These market conditions adversely affect our results in two ways. First, our spread is compressed as our cost of funds continues to rise relative to the yield on our assets. Second, the transition to a flat curve with the short end rising relative to the long end pressures asset prices and enables prepayment speeds to stay relatively flat. Our shareholders should understand that our results will continue to reflect these conditions while they persist, and they may persist while the Federal Reserve maintains its current course of monetary policy. We have operated through Fed tightening cycles and rising rate environments before, however, each environment presents its unique set of challenges. We will continue to explore all available portfolio management options to help strengthen our position to weather the current environment until such time as the interest rate cycle moves into its next stage."
     For the quarter ended September 30, 2005, the annualized yield on average earning assets was 3.75% and the annualized cost of funds on the average repurchase balance was 3.51%, which equates to an interest rate spread of 0.24%. This is a 132 basis point decrease over the 1.56% annualized interest rate spread for the quarter ended September 30, 2004 and a 36 basis point decrease over the 0.60% annualized interest rate spread for the quarter ended June 30, 2005. For the quarter ended September 30, 2004, the annualized yield on average earning assets was 3.36% and the annualized cost of funds on the average repurchase balance was 1.80%. For the quarter ended June 30, 2005, the annualized yield on average earning assets was 3.63% and the annualized cost of funds on the average repurchase balance was 3.03%. At September 30, 2005, the annualized yield on earning assets was 3.96% and the annualized cost of funds on the repurchase balance was 3.69%, which equates to an interest rate spread of 0.27%.
     For the quarters ended September 30, 2005, September 30, 2004, and June 30, 2005, the Company's gain on sale of Mortgage-Backed Securities was $32,000, $1.4 million, and $11.4 million, respectively.
     The Constant Prepayment Rate was 28% during the third quarter of 2005, as compared to 25% during the third quarter of 2004, and 27% during the second quarter of 2005. The weighted average purchase price of the Company's portfolio was 102.1 at September 30, 2005, 102.4 at September 30, 2004 and 102.2 at June 30, 2005. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended September 30, 2005, September 30, 2004, and June 30, 2005 was $43.7 million, $39.7 million, and $42.7 million, respectively. The total net unamortized premium at September 30, 2005, September 30, 2004, and June 30, 2005 was $376.0 million, $409.2 million, and $401.4 million, respectively. Leverage at September 30, 2005 was 10.9:1, in comparison to 9.4:1 at September 30, 2004 and 10.1:1at June 30, 2005.
     "The landscape for our third quarter performance was dramatic bond market volatility and fast prepayment activity," said Wellington Denahan-Norris, Vice Chairman and Chief Investment Officer of Annaly. "The challenge for Annaly has been that a substantial portion of our portfolio was positioned in the period in and around the refinancing boom of 2003, when Fed Funds stood at 1% and the 10-year Treasury yield was at or below 4%. As a result, our legacy portfolio was largely purchased at higher dollar prices and lower yields than are generally available today. Going forward, the impact of generally higher interest rates should flow through to our portfolio as we reinvest into higher-yielding assets, and as amortization expense declines further. Indeed, we observed that prepayment speeds declined during the last month of the quarter as the recent back-up in long-term rates has begun to work through the mortgage refinancing pipeline."
     General and administrative expenses as a percentage of average assets were 0.13%, 0.14%, and 0.14% for the quarters ended September 30, 2005, September 30, 2004, and June 30, 2005, respectively. At September 30, 2005, September 30, 2004, and June 30, 2005, the Company had a common stock book value per share of $11.18, $12.84, and $12.43, respectively. The Company classifies all investment securities as "available for sale," thus requiring the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 34% of the Company's portfolio at September 30, 2005. The balance of the portfolio was comprised of 61% adjustable rate mortgages and 5% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of September 30, 2005, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.
     At September 30, 2005, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.9 billion in net assets and $26.8 billion in gross assets, as compared to $3.1 billion in net assets and $27.8 billion in gross assets at June 30, 2005 and $1.9 billion in net assets and $15.9 billion in gross assets at December 31, 2004. For the quarter ended September 30, 2005, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $8.5 million, as compared to $7.5 million for the quarter ended June 30, 2005. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.
     "The fee income we earn at FIDAC is an important diversification of our revenue stream at Annaly that we intend to grow over time," said Mr. Farrell. "Our asset growth in 2005 reflects continued investor demand for high credit quality, income-oriented investment opportunities."
     Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 123,684,931 shares of common stock outstanding.
     The Company will hold the third quarter 2005 earnings conference call on Thursday, October 27, 2005 at 10:00 a.m. EST. The number to call is 1-800-299-9086 for domestic and 1-617-786-2903 for international calls and the pass code is 93922351. The replay will be available for 48 hours, and can be accessed by dialing 1-888-286-8010 for domestic calls and 1-617-801-6888 for international calls and the pass code is 30091668. There will be a web cast of the call on www.annaly.com which will be available for 48 hours. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

     This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients' removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                   ANNALY MORTGAGE MANAGEMENT, INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                                   Sept. 30,    June 30,    March 31,
                                      2005        2005        2005
                                  (Unaudited) (Unaudited) (Unaudited)
                                  ------------ ----------- -----------

ASSETS

Cash and cash equivalents         $     1,684 $     3,669 $     2,417
Mortgage-Backed Securities, at
 fair value                        18,697,385  19,165,744  18,702,470
Agency Debentures, at fair value      258,616     391,092     388,593
Receivable for Mortgage-Backed
 Securities sold                          788           -           -
Accrued interest receivable            83,806      87,960      80,172
Receivable for advisory and
 service fees                           4,579       4,334       2,883
Intangible for customer
 relationships                         15,367      15,552      15,613
Goodwill                               23,122      23,122      23,122
Other assets                            1,218       1,472       1,873
                                   ----------- ----------- -----------

Total assets                      $19,086,565 $19,692,945 $19,217,143
                                   =========== =========== ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements           $17,038,226 $17,251,594 $17,438,609
  Payable for Mortgage-Backed
   Securities purchased               429,502     659,325      75,165
  Accrued interest payable             34,171      29,654      33,770
  Dividends payable                    16,079      44,120      54,575
  Other liabilities                       625       1,241       1,569
  Accounts payable                      8,602       6,523       4,079
                                   ----------- ----------- -----------

Total liabilities                  17,527,205  17,992,457  17,607,767
                                   ----------- ----------- -----------

Stockholders' Equity:
   7.875% Series A Cumulative
    Redeemable Preferred Stock:
    8,000,000 authorized,
    7,412,500,  7,412,500,
    7,412,500, 7,412,500,  and
    4,250,000 shares issued and
    outstanding, respectively         177,088     177,088     177,077
   Common stock: par value $.01 per
    share; 500,000,000 authorized,
    123,684,931, 122,554,831,
    121,277,698, 121,263,000, and
    121,235,702 shares issued and
    outstanding, respectively           1,237       1,226       1,213
  Additional paid-in capital        1,679,452   1,662,347   1,638,911
  Accumulated other comprehensive
   loss                              (304,555)   (144,853)   (213,280)
  Retained earnings                     6,138       4,680       5,455
                                   ----------- ----------- -----------

Total stockholders' equity          1,559,360   1,700,488   1,609,376
                                   ----------- ----------- -----------

Total liabilities and
 stockholders' equity             $19,086,565 $19,692,945 $19,217,143
                                   =========== =========== ===========


                                               Dec. 31,    Sept. 30,
                                                  2004        2004
                                                          (Unaudited)
                                              ------------ -----------

ASSETS

Cash and cash equivalents                     $     5,853 $     6,772
Mortgage-Backed Securities, at fair value      19,038,386  17,571,593
Agency Debentures, at fair value                  390,509     639,437
Receivable for Mortgage-Backed Securities sold      1,025           -
Accrued interest receivable                        81,557      74,291
Receivable for advisory and service fees            2,359       1,637
Intangible for customer relationships              15,613      15,613
Goodwill                                           23,122      23,122
Other assets                                        1,875       1,371
                                               ----------- -----------

Total assets                                  $19,560,299 $18,333,836
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                       $16,707,879 $15,579,196
  Payable for Mortgage-Backed Securities
   purchased                                    1,044,683     999,380
  Accrued interest payable                         35,721      24,483
  Dividends payable                                60,632      60,618
  Other liabilities                                 2,819       4,061
  Accounts payable                                  8,095       6,508
                                               ----------- -----------

Total liabilities                              17,859,829  16,674,246
                                               ----------- -----------

Stockholders' Equity:
   7.875% Series A Cumulative Redeemable
    Preferred Stock: 8,000,000 authorized,
    7,412,500, 7,412,500, 7,412,500, 7,412,500,
    and 4,250,000 shares issued and
    outstanding, respectively                     177,077     102,708
   Common stock: par value $.01 per share;
    500,000,000 authorized, 123,684,931,
    122,554,831, 121,277,698, 121,263,000, and
    121,235,702 shares issued and outstanding,
    respectively                                    1,213       1,212
  Additional paid-in capital                    1,638,635   1,638,309
  Accumulated other comprehensive loss           (120,800)    (91,987)
  Retained earnings                                 4,345       9,348
                                               ----------- -----------

Total stockholders' equity                      1,700,470   1,659,590
                                               ----------- -----------

Total liabilities and stockholders' equity    $19,560,299 $18,333,836
                                               =========== ===========



                   ANNALY MORTGAGE MANAGEMENT, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)

                                        For the Quarters Ending

                                  September 30, June 30,   March 31,
                                      2005        2005        2005
                                  ------------- ---------- -----------

Interest income                      $177,474    $171,595    $176,289

Interest expense                      155,043     133,758     113,993
                                  ------------- ---------- -----------

Net interest income                    22,431      37,837      62,296
                                  ------------- ---------- -----------

Other income
  Investment advisory and service
   fees                                10,945       9,669       6,309
  Gain on sale of Mortgage-Backed
   Securities                              32      11,435         580
                                  ------------- ---------- -----------

     Total other income                10,977      21,104       6,889
                                  ------------- ---------- -----------

Expenses
  Distribution fees                     2,414       2,126       1,610
  General and administrative
   expenses                             6,455       6,800       6,664
                                  ------------- ---------- -----------

     Total expenses                     8,869       8,926       8,274
                                  ------------- ---------- -----------

Income before income taxes             24,539      50,015      60,911

Income taxes                            3,353       3,022       1,578
                                  ------------- ---------- -----------

Net income                            $21,186      46,993      59,333

Dividend on preferred stock             3,648       3,648       3,648
                                  ------------- ---------- -----------

Net income available to common
 shareholders                         $17,538     $43,345     $55,685
                                  ============= ========== ===========

Net income per share available to
 common shareholders:
  Basic                                 $0.14       $0.36       $0.46
                                  ============= ========== ===========

  Diluted                               $0.14       $0.36       $0.46
                                  ============= ========== ===========

Weighted average number of shares
 outstanding:
  Basic                            123,169,910 121,740,256 121,270,867
                                  ============= ========== ===========

  Diluted                          123,330,645 122,013,050 121,564,320
                                  ============= ========== ===========

Net income                            $21,186     $46,993     $59,333
                                  ------------- ---------- -----------
Comprehensive income (loss):
  Unrealized gain (loss) on
   available-for-sale securities     (159,670)     79,862     (91,900)
  Less:  reclassification
   adjustment for net gains
   included in net income                 (32)    (11,435)       (580)
                                  ------------- ---------- -----------
   Other comprehensive income
    (loss)                           (159,702)     68,427     (92,480)
                                  ------------- ---------- -----------
Comprehensive income (loss)         ($138,516)   $115,420    ($33,147)
                                  ============= ========== ===========


                                              For the Quarters Ending
                                               December    September
                                                   31,        30,
                                                  2004       2004
                                              ----------- ------------

Interest income                                  $156,783    $138,970

Interest expense                                   93,992      70,173
                                              ----------- ------------

Net interest income                                62,791      68,797
                                              ----------- ------------

Other income
  Investment advisory and service fees              6,143       4,811
  Gain on sale of Mortgage-Backed Securities        1,144       1,350
                                              ----------- ------------

     Total other income                             7,287       6,161
                                              ----------- ------------

Expenses
  Distribution fees                                 1,538       1,024
  General and administrative expenses               6,862       6,159
                                              ----------- ------------

     Total expenses                                 8,400       7,183
                                              ----------- ------------

Income before income taxes                         61,678      67,775

Income taxes                                        2,384       1,155
                                              ----------- ------------

Net income                                         59,294      66,620

Dividend on preferred stock                         3,665       2,082
                                              ----------- ------------

Net income available to common shareholders       $55,629     $64,538
                                              =========== ============

Net income per share available to common
 shareholders:
  Basic                                             $0.46       $0.53
                                              =========== ============

  Diluted                                           $0.46       $0.53
                                              =========== ============

Weighted average number of shares outstanding:
  Basic                                       121,246,246 120,802,814
                                              =========== ============

  Diluted                                     121,514,941 120,994,191
                                              =========== ============

Net income                                        $59,294     $66,620
                                              ----------- ------------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-sale
     securities                                   (27,669)     86,852
  Less:  reclassification adjustment for net
     gains included in net income                  (1,144)     (1,350)
                                              ----------- ------------
   Other comprehensive income (loss)              (28,813)     85,502
                                              ----------- ------------
Comprehensive income (loss)                       $30,481    $152,122
                                              =========== ============



                   ANNALY MORTGAGE MANAGEMENT, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)


                                                For the nine months
                                                        ended
                                               September   September
                                                   30,         30,
                                                  2005        2004
                                              ------------ -----------

Interest income                                  $525,358    $375,545

Interest expense                                  402,794     176,124
                                              ------------ -----------

Net interest income                               122,564     199,421
                                              ------------ -----------

Other income
  Investment advisory and service fees             26,923       6,369
  Gain on sale of Mortgage-Backed Securities       12,047       4,071
                                              ------------ -----------

     Total other income                            38,970      10,440
                                              ------------ -----------

Expenses
  Distribution fees                                 6,151       1,322
  General and administrative expenses              19,919      17,167
                                              ------------ -----------

     Total expenses                                26,070      18,489
                                              ------------ -----------

Income before income taxes                        135,464     191,372

Income taxes                                        7,952       2,074
                                              ------------ -----------

Net income                                        127,512     189,298

Dividend on preferred stock                        10,945       4,080
                                              ------------ -----------

Net income available to common shareholders      $116,567    $185,218
                                              ============ ===========

Net income per share available to common
 shareholders:
  Basic                                             $0.95       $1.58
                                              ============ ===========

  Diluted                                           $0.95       $1.58
                                              ============ ===========

Weighted average number of shares outstanding:
  Basic                                       122,067,300 117,208,336
                                              ============ ===========

  Diluted                                     122,265,351 117,439,248
                                              ============ ===========

Net income                                       $127,512    $189,298
                                              ------------ -----------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-sale
   securities                                    (171,709)    (40,655)
  Less:  reclassification adjustment for net
   gains included in net income                   (12,047)     (4,071)
                                              ------------ -----------
   Other comprehensive income (loss)             (183,756)    (44,726)
                                              ------------ -----------
Comprehensive income (loss)                      ($56,244)   $144,572
                                              ============ ===========


     CONTACT: Annaly Mortgage Management, Inc.
              Investor Relations:
              1-888-8Annaly
              www.annaly.com